UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 3, 2026
Oklo Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40583	86-2292473
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3190 Coronado Dr. Santa Clara, CA	95054
(Address of principal executive offices)	(Zip Code)
(650) 550-0127
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	OKLO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 3, 2026, Oklo Inc. (the "Company") held its 2026 Annual Meetings of Stockholders (the "Annual Meeting"). The following are the matters voted upon at the Annual Meeting and the final results of the votes on such matters:

1.Election of Class II directors to serve until the 2029 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified:

	Votes For	Votes Withheld	Broker Non- votes
Caroline DeWitte	70,248,972	325,706	44,543,612
Richard W. Kinzley	58,801,919	11,772,759	44,543,612
Dr. Mark Peters	70,337,683	236,995	44,543,612

2.Ratification of the appointment of Deloitte & Touche LLP, as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026:

Votes For	Votes Against	Abstentions	Broker Non- votes
114,199,807	378,949	539,534	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oklo Inc.

Date: June 8, 2026	By:	/s/ R. Craig Bealmear
	Name:	R. Craig Bealmear
	Title:	Chief Financial Officer